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                                                                     Exhibit 5.1


                [Keating, Muething & Klekamp, P.L.L. Letterhead]

                            FACSIMILE (513) 579-6457


                                 April 30, 1997

Direct Dial:  (513) 579-6517
E-Mail:  PMuethin@KMKlaw.com

American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

AAG Holding Company, Inc.
c/o American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

American Annuity Group Capital Trust II
c/o American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

                           Re:  Registration Statement on Form S-4
                                ----------------------------------


Gentlemen:

         We have acted as counsel to American Annuity Group, Inc., a Delaware corporation (the "Company"), AAG Holding Company, Inc., an Ohio corporation ("Holding") and American Annuity Group Capital Trust II, a Delaware business trust (the "Trust") in connection with the preparation of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission today. The Registration Statement relates to (i) the proposed issuance by the Trust of up to $75,000,000 aggregate liquidation amount of the Trust's 8 7/8% Capital Trust Preferred Securities (the "New Preferred Securities") registered under the Securities Act of 1933 (the "Securities Act") in exchange for up to $75,000,000 aggregate liquidation amount of the Trust's outstanding 8 7/8% Capital Trust Preferred Securities (the "Old Preferred Securities"); (ii) the proposed issuance by Holding to the Trust of $77,320,000 aggregate principal amount of the Holding's 8 7/8% Subordinated Debentures (the "New Subordinated Debentures") registered under the Securities Act in exchange for up to $77,320,000 aggregate principal of the Company's outstanding 8 7/8% Subordinated Debentures (the "Old Subordinated Debentures"); and (iii) the proposed issuance of the Company's guarantee (the "New Guarantee"), which guarantees the payment of distributions and payments on liquidation or redemption of the New Preferred Securities, registered under the Securities Act in exchange for the


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American Annuity Group, Inc
AAG Holding Company, Inc.
American Annuity Group Capital Trust II
Page 2
April 30, 1997

guarantee (the "Old Guarantee") which guarantees the payment of distributions and payments on liquidation or redemption of the Old Preferred Securities.

         The New Preferred Securities are issuable under the Amended and Restated Trust Agreement dated as of March 11, 1997 (the "Trust Agreement") among Holding, as sponsor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the initial Regular Trustees named therein. The New Subordinated Debentures are issuable under an Indenture dated as of March 11, 1997 (the "Indenture") between Holding, as Issuer, the Company, as Guarantor, and The Bank of New York, as Indenture Trustee. The New Guarantee is issuable under the Preferred Securities Guarantee Agreement to be entered into between the Company and The Bank of New York, as Guarantee Trustee (the "Guarantee Agreement").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, Holding and the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company, Holding and the Trust and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, the Indenture and the Guarantee Agreement, as applicable.

         Based on the foregoing, we are of the opinion that:

         1. The New Subordinated Debentures have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered against surrender and cancellation of a like amount of Old Subordinated Debentures in the manner described in the Registration Statement, the New Subordinated Debentures will constitute valid and binding obligations of Holding and the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms.

         2. The New Guarantee has been duly authorized by all requisite corporate action and, when executed as specified in the Guarantee Agreement and when delivered against surrender and cancellation of the Old Guarantee in the manner described in the Registration Statement, the New


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American Annuity Group, Inc
AAG Holding Company, Inc.
American Annuity Group Capital Trust II
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April 28, 1997

Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (i) the legality, validity and enforceability of any rights and remedies provided in the Indenture, the New Subordinated Debentures or the New Guarantee are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding effect and enforceability of creditors' rights generally, including, without limitation, statutory or other laws regarding fraudulent transfers and conveyances or preferential transfers;

         (ii) specific performance, injunctive relief or other traditional equitable remedies may not be available as they are subject to the discretion of the court before which any proceeding with respect thereto may be brought;

         (iii) rights to indemnification may be limited by federal or state securities laws: accordingly, we express no opinion as to the enforceability of any indemnity provisions contained in the Indenture, the New Subordinated Debentures or the New Guarantee;

         (iv) we express no opinion as to the enforceability of any provisions in the Indenture, New Subordinated Debentures or the New Guarantee providing for the recovering of attorneys' fees or other costs of collection; and,

         (v) we express no opinion with respect to any provision for submission to jurisdiction or related waivers of defenses to such jurisdiction contained in the Indenture, the New Subordinated Debentures or the New Guarantee.

         Our opinions expressed above are limited to the laws of the State of Ohio and the federal laws of the United States of America.

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.



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American Annuity Group, Inc
AAG Holding Company, Inc.
American Annuity Group Capital Trust II
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April 28, 1997

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act of the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit thereto.

                                      Yours truly,

                                      KEATING, MUETHING & KLEKAMP, P.L.L.


                                      By: /s/ Paul V. Muething
                                         ---------------------------------
                                                  Paul V. Muething